Exhibit 99.1

Seahawk Drilling, Inc. Reports Second Quarter 2010 Financial Results

HOUSTON, August 4, 2010 (GlobeNewswire via COMTEX) — Seahawk Drilling, Inc. (“Seahawk”) (Nasdaq:HAWK) reported today a loss of $19.8 million from continuing operations, or $1.67 per diluted share, for the three months ended June 30, 2010, compared to a loss of $8.8 million, or $0.76 per diluted share, for the three months ended June 30, 2009. Revenues totaled $22.0 million during the three months ended June 30, 2010 compared with $76.5 million during the three months ended June 30, 2009.

Seahawk’s consolidated balance sheet at June 30, 2010 included cash and cash equivalents of $47.9 million and net working capital of $17.6 million. Seahawk’s net working capital includes a net balance of approximately $13.1 million owed to Pride International, Inc. (“Pride”). Capital expenditures during the second quarter of 2010 were $4.3 million. On June 30, 2010, Seahawk had total assets of $565.0 million, stockholders’ equity of $416.0 million, and short-term debt of $6.4 million.

President and Chief Executive Officer Randy Stilley commented, “We continue to market eight jackups in the U.S. Gulf of Mexico, and although combined utilization levels for all marketed jackup rigs by all companies operating in the U.S. Gulf of Mexico has dropped below 70%, dayrates for our rigs have remained relatively stable. New drilling permit requirements announced in early June as a result of the Macondo blowout have caused delays for permit approvals, as our customers and regulators work to understand the new regulations. Seahawk took a leading position to make sure that our rigs meet all safety, environmental, and regulatory requirements and I am pleased to report that our blowout preventers and related well control equipment have been certified and are in full compliance with the recent Notices to Lessees - 05 safety requirements.

We continue to work with our customers and the Bureau of Ocean Energy Management (BOEM) on improving the efficiency of the permitting process. I am optimistic that the BOEM will be able to more quickly process the backlog of drilling permit applications so that current applications will be reviewed and approved allowing us to put our idle rigs back to work, as well as enter into new contracts for our rigs that are currently working and keep our personnel employed.

Unfortunately, we have continued to experience problems with the jacking system on the Seahawk 3000. The rig will enter a shipyard in Brownsville to better assess the problems and complete repairs. This rig is not marketed at the present time, but we expect to bring it back into service as quickly as possible. Despite this, the Seahawk 3000 remains contracted with permits and our customers have agreed to honor these commitments once the rig is repaired.”

U.S. Results

During the second quarter of 2010, Seahawk’s U.S. business generated $22.0 million in revenues. This compares to revenues of $17.7 million in the second quarter of 2009. Second quarter 2010 average revenue per day decreased to $37,100 compared to $67,300 in the second quarter of 2009. Operating days increased to 593 days, or 33% utilization, in the second quarter 2010 from 263 days, or 21% utilization, over the same period in 2009 as Seahawk averaged a higher number of marketed rigs in the current period partially due to the relocation of rigs from Mexico to the U.S. The U.S. segment recorded an operating loss of $19.7 million in the second quarter of 2010 compared to an operating loss of $14.5 million for the second quarter of 2009. The second quarter 2010 operating loss includes the repair cost for the damage to the Seahawk 3000 of $3.3 million, or $2.1 million after tax, and $0.18 per diluted share.

Mexico Results

Seahawk maintains a small shore-base in Mexico. Revenues were $58.8 million in the second quarter of 2009 of which $16.9 million was attributable to rigs retained by Pride after Seahawk spun-off from Pride in August 2009. Seahawk had zero rigs operating in Mexico during the second quarter of 2010 whereas average revenue per day for our Mexico owned rigs in the second quarter of 2009 was $102,300 with 372 operating days, or 68% utilization. The Mexico segment recorded operating income of $275,000 in the second quarter of 2010 compared with $7.8 million of operating income in the second quarter of 2009. The rigs retained by Pride accounted for $7.3 million of the operating income in the second quarter of 2009.

Conference Call Information

Seahawk will host a conference call to discuss these results on Wednesday, August 4, 2010 at 10:00 a.m. Central Time. To participate in the call, dial (866) 900-5727 or (574) 941-1321 and reference conference ID

91296951 approximately 10 minutes prior to the start of the call. The conference call will also be broadcast live via the Internet at http://www.seahawkdrilling.com in the “Investor Relations” section under the “Company Events” tab.

A replay of the conference call will be available on Wednesday, August 4, 2010, beginning at 1:00 p.m., Central Time, through Saturday, September 4, 2010, ending at 11:00 p.m., Central Time. The phone number for the conference call replay is (800) 642-1687 or (706) 645-9291 and the conference ID is 91296951.

Seahawk Drilling, Inc. is an offshore drilling company headquartered in Houston, Texas. Seahawk owns a fleet of 20 jackup rigs that provide shallow water services in the Gulf of Mexico. Seahawk’s shares are traded on the NASDAQ Stock Market under the symbol “HAWK.” Additional information may be found at www.seahawkdrilling.com.

The Seahawk Drilling, Inc. logo is available at

http://www.globenewswire.com/newsroom/prs/?pkgid=6559

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Seahawk expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “anticipate,” “estimate,” “continue,” or other similar words. These forward-looking statements may include, but are not limited to, references to Seahawk’s liquidity, including adequacy of funds for capital expenditures, and working capital requirements future gas prices, future drilling activity and Seahawk’s future operating results and financial condition. Forward-looking statements are not guarantees of performance. Seahawk has based these statements on Seahawk’s assumptions and analyses in light of Seahawk’s experience and perception of historical trends, current conditions, expected future developments and other factors Seahawk believes are appropriate in the circumstances. No assurance can be given that these assumptions are accurate. Moreover, these statements are subject to a number of risks and uncertainties. Important factors that could cause Seahawk’s actual results to differ materially from the expectations reflected in Seahawk’s forward-looking statements include those described under Item 1A of Seahawk’s Form 10-K for the fiscal year ended December 31, 2009, any factors set forth in Seahawk’s other reports filed with the Securities and Exchange Commission, and the following factors, among others:

•	general economic and business conditions, including conditions in the credit markets;

•	prices of crude oil and natural gas and industry expectations about future prices;

•	ability to adequately staff Seahawk’s rigs and attract and retain key management;

•	foreign exchange controls and currency fluctuations;

•	maintenance of Seahawk’s credit ratings;

•	political stability in the countries in which Seahawk operates;

•	the business opportunities, or lack thereof, that may be presented to and pursued by us;

•	cancellation or renegotiation of Seahawk’s drilling contracts or payment or other delays or defaults or non-payments by Seahawk’s customers and their continued creditworthiness;

•	changes in laws or regulations including the possibility of further regulation of offshore drillers in the Gulf of Mexico;

•	the ability of Seahawk’s customers to obtain the proper permits necessary to conduct operations;

•	demand for Seahawk’s rigs;

•	the effects of competition;

•	the effect of litigation and contingencies, including those relating to the Pride Wyoming and the pending and possible future tax assessments by the Mexican government;

•	labor relations and work stoppages;

•	the results of Seahawk’s risk management strategies;

•	the availability of, and Seahawk’s ability to consummate, acquisition or divestiture opportunities;

•	Seahawk’s ability to access capital to fund expansion acquisitions and its working capital needs and Seahawk’s ability to obtain debt or equity financing on satisfactory terms;

•	operating hazards and cancellation or unavailability of insurance coverage;

•	accidents or other unscheduled shutdowns;

•	competition and market conditions in the contract drilling industry; and

•	severe weather.

Other factors that are unknown or unpredictable, could also have a material adverse effect on future results.

All subsequent written and oral forward looking statements attributable to Seahawk or to persons acting on Seahawk’s behalf are expressly qualified in their entirety by the foregoing. In light of these risks, uncertainties and assumptions, the events anticipated by Seahawk’s forward-looking statements may not occur, and you should not place any undue reliance on any of Seahawk’s forward-looking statements. Seahawk’s forward-looking statements speak only as of the date made and Seahawk undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Seahawk Drilling, Inc.

Patricia Gil, Investor Relations Manager

(713) 369-7323

Seahawk Drilling, Inc.

Consolidated and Combined Balance Sheets

(Amounts in thousands, except par value and share amounts)

	June 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$47,930	$78,306
Trade receivables, net	19,485	23,465
Deferred income taxes	2,475	3,079
Due from Pride	2,926	1,722
Prepaid expenses and other current assets	42,300	50,233

Total current assets	115,116	156,805
Property and equipment, net	447,859	465,375
Other assets	1,975	3,156

Total assets	$564,950	$625,336

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$20,161	$18,851
Due to Pride	16,059	19,863
Short term debt	6,400	—
Accrued expenses and other current liabilities	54,927	59,550

Total current liabilities	97,547	98,264
Other long-term liabilities	11,865	11,835
Deferred income taxes	39,560	62,234

Total liabilities	148,972	172,333
Preferred stock, $0.01 par value, 10,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value, 75,000,000 shares authorized; 11,880,369 and 11,650,114 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	119	117
Additional paid-in capital	483,218	478,139
Retained earnings (deficit)	(67,359)	(25,253)

Total stockholders’ equity	415,978	453,003

Total liabilities and stockholders’ equity	$564,950	$625,336

Seahawk Drilling, Inc.

Consolidated and Combined Statements of Operations

(Amounts in thousands, except per share amounts)

	Three Months Ended June 30,
	2010	2009
	(Unaudited)

Revenues	$22,021	$76,544
Costs and expenses:
Operating costs, excluding depreciation and amortization	28,671	66,803
Depreciation and amortization	12,807	16,303
General and administrative, excluding depreciation and amortization	9,952	4,813
(Gain) loss on sales of assets, net	34	112

Earnings (loss) from operations	(29,443)	(11,487)
Interest expense	(196)	(4)
Other income (expense), net	(571)	724

Income (loss) before income taxes	(30,210)	(10,767)
Income tax expense (benefit)	(10,441)	(1,920)

Income (loss) from continuing operations, net of tax	(19,769)	(8,847)
Income from discontinued operations, net of tax	—	316

Net income (loss)	$(19,769)	$(8,531)

Basic and diluted earnings (loss) per share:
Continuing operations	$(1.67)	$(0.76)
Discontinued operations	—	0.03

Net income (loss)	$(1.67)	$(0.73)

Shares used in the computation of earnings (loss) per share:
Basic and diluted	11,864,559	11,584,066

Seahawk Drilling, Inc.

Consolidated and Combined Statements of Operations

(Amounts in thousands, except per share amounts)

	Six Months Ended June 30,
	2010	2009
	(Unaudited)
Revenues	$47,294	$192,216
Costs and expenses:
Operating costs, excluding depreciation and amortization	63,370	141,255
Depreciation and amortization	26,451	31,836
General and administrative, excluding depreciation and amortization	22,061	10,635
(Gain) loss on sales of assets, net	(2,210)	241

Earnings (loss) from operations	(62,378)	8,249
Interest expense	(341)	(11)
Other income (expense), net	(1,021)	1,402

Income (loss) before income taxes	(63,740)	9,640
Income tax expense (benefit)	(21,635)	5,419

Income (loss) from continuing operations, net of tax	(42,105)	4,221
Income from discontinued operations, net of tax	—	3,092

Net income (loss)	$(42,105)	$7,313

Basic and diluted earnings (loss) per share:
Continuing operations	$(3.57)	$0.36
Discontinued operations	—	0.27

Net income (loss)	$(3.57)	$0.63

Shares used in the computation of earnings (loss) per share:
Basic and diluted	11,810,378	11,584,066

Seahawk Drilling, Inc.

Consolidated and Combined Statements of Cash Flows

(Amounts in thousands)

	Six Months Ended June 30,
	2010	2009
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(42,105)	$7,313
Adjustments to reconcile net income to net cash from continuing operations:
(Income) from discontinued operations	—	(3,092)
Depreciation and amortization	26,745	31,836
(Gain) Loss on sale of assets	(2,210)	241
Stock-based compensation	5,081	—
Deferred income taxes	(22,275)	(6,769)
Changes in assets and liabilities:
Trade receivables	3,980	29,482
Prepaid expenses and other current assets	431	(23,639)
Other assets	28	(114)
Accounts payable	775	(6,709)
Due to Pride	(5,038)	—
Accrued expenses	(6,200)	5,142
Income taxes payable	325	(1,290)
Other liabilities	33	1,829
Increase (decrease) in deferred revenue	1,129	(4,590)
Decrease (increase) in deferred expense	1,402	5,086
Insurance proceeds from Pride Wyoming salvage operations	1,264	13,870

Net cash from (used in) operating activities - continuing operations	(36,635)	48,596
Net cash from (used in) operating activities - discontinued operations	—	(1,883)

Net cash flows from (used in) operating activities	(36,635)	46,713
Cash flows from investing activities:
Purchases of property and equipment	(8,311)	(16,390)
Proceeds from sale of assets	8,155	—

Net cash from (used in) investing activities - continuing operations	(156)	(16,390)
Net cash from (used in) investing activities - discontinued operations	—	59

Net cash flows from (used in) investing activities	(156)	(16,331)
Cash flows from financing activities:
Credit facility borrowing	6,400	—
Deferred financing cost	15	—
Net change in net parent funding	—	(55,243)

Net cash from (used in) financing activities - continuing operations	6,415	(55,243)
Net cash from (used in) financing activities - discontinued operations	—	1,825

Net cash flows from (used in) financing activities	6,415	(53,418)

Increase (decrease) in cash and cash equivalents	(30,376)	(23,036)
Cash and cash equivalents, beginning of period	78,306	41,096

Cash and cash equivalents, end of period	$47,930	$18,060

Seahawk Drilling, Inc.

Supplementary Financial Information - U.S. Operating Results

	Three Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009
	(In thousands)

Revenues	$21,983	$18,397	$17,727

Costs and expenses:
Operating costs, excluding depreciation and amortization	29,105	23,783	26,537
Depreciation and amortization	12,640	12,321	5,681
General and administrative excluding depreciation and amortization	—	6	—
(Gain) loss on sales of assets, net	(23)	(1,746)	1

	41,722	34,364	32,219

Earnings (loss) from operations	$(19,739)	$(15,967)	$(14,492)

Operating days	593	442	263
Available days	1,820	1,707	1,274
Utilization	33%	26%	21%
Average daily revenues	$37,100	$41,600	$67,300
Marketed utilization	81%	61%	41%

Seahawk Drilling, Inc.

Supplementary Financial Information - U.S. Operating Results

	Six Months Ended
	June 30, 2010	June 30, 2009
	(In thousands)

Revenues	$40,380	$58,691

Costs and expenses:
Operating costs, excluding depreciation and amortization	52,888	63,232
Depreciation and amortization	24,962	11,135
General and administrative excluding depreciation and amortization	6	—
(Gain) loss on sales of assets, net	(1,770)	1

	76,086	74,368

Earnings (loss) from operations	$(35,706)	$(15,677)

Operating days	1,035	728
Available days	3,527	2534
Utilization	29%	29%
Average daily revenues	$39,000	$80,600
Marketed utilization	71%	45%

Seahawk Drilling, Inc.

Supplementary Financial Information - Mexico Operating Results

	Three Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009
	(In thousands)

Revenues	$38	$6,875	$58,817

Costs and expenses:
Operating costs, excluding depreciation and amortization	(434)	10,913	40,265
Depreciation and amortization	140	1,296	10,622
(Gain) loss on sales of assets, net	57	(498)	112

	(237)	11,711	50,999

Earnings (loss) from operations	$275	$(4,836)	$7,818

Mexico Owned Rigs
Operating days	—	33	372
Available days	—	93	546
Utilization	0%	35%	68%
Average daily revenues	$—	$54,200	$102,300
Marketed utilization	0%	35%	56%

Mexico Managed Rigs
Operating days	—	—	206
Available days	—	—	256
Utilization	0%	0%	80%
Average daily revenues	$—	$—	$100,400
Marketed utilization	0%	0%	80%

Seahawk Drilling, Inc.

Supplementary Financial Information - Mexico Operating Results

	Six Months Ended
	June 30, 2010	June 30, 2009
	(In thousands)

Revenues	$6,914	$133,525

Costs and expenses:
Operating costs, excluding depreciation and amortization	10,479	78,024
Depreciation and amortization	1,436	20,701
(Gain) loss on sales of assets, net	(440)	240

	11,475	98,965

Earnings (loss) from operations	$(4,561)	$34,560

Mexico Owned Rigs
Operating days	33	810
Available days	93	1,086
Utilization	35%	75%
Average daily revenues	$61,000	$107,500
Marketed utilization	0%	57%

Mexico Managed Rigs
Operating days	—	376
Available days	—	436
Utilization	0%	86%
Average daily revenues	$—	$123,300
Marketed utilization	0%	86%